CHARLES BURTON*             PETER F. OLBERG                     BATTLE FOWLER LLP
ROBERT J. DE ANGELIS        RICHARD L. O'TOOLE                   280 PARK AVENUE
CARL A. DE BRITO            EDWARD L. PECK*                    NEW YORK, N.Y. 10017
MARTIN L. EDELMAN*          DOUGLAS A. RAELSON                    (212) 856-7000                            GEORGE GORDON BATTLE
ESTEBAN A. FERRER           MICHAEL R. ROSELLA                       _______                                    (1897-1949)
GERALD J. FIELDS*           MICHAEL J. SALTSER*                    TELEX 127053                               LUDLOW S. FOWLER
DAVID FLEISCHER*            ALVIN J. SARTER                 TELECOPIER (212) 986-5135                           (1924-1961)
ROBERT W. GELFMAN*          RAPHAEL G. SCOBEY                CABLE ADDRESS COUNSELLOR                             ________
THOMAS V. GLYNN             NORMAN SEIDENFELD              WRITER'S DIRECT DIAL NUMBER
CHARLES J. HAMILTON, JR.    ERIC W. SHAW                                                                    HYMAN L. BATTLE, JR.
RANDALL A. HUFFMAN          ANN SHIPLEY                                                                       DAVID D. GRIFFIN
CHARLES L. JAFFIN*          DEAN A. STIFFLE                                                                  THEODORE W. KHEEL
W. BRUCE JOHNSON            SETH J. TAFFAE                                                                        COUNSEL
THOMAS E. KRUGER*           JOHN N. TURITZIN
JONATHAN M. LEHR*           MARY ANN VILLARI
MICHAEL J. MALONE           ROBERT J. WERTHEIMER
LAWRENCE MITTMAN            PAUL S. WOLANSKY
DONALD C. MOSS              JORDAN E. YARETT

* A PROFESSIONAL CORPORATION
                                                                October 26, 1990



New Jersey Daily Municipal
         Income Fund, Inc.
100 Park Avenue
New York, New York  10017

Gentlemen:

         We have acted as counsel to New Jersey Daily Municipal Income Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 33-36317 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

         We have examined copies of the Amended Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and in accordance with applicable state securities laws, when so issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Federal Income Taxes" in the Prospectus and in the Statement of Additional Information, and under the heading "Counsel and Auditors" in the Statement of Additional Information.


                                Very truly yours,




                                /s/ Battle Fowler